Exhibit 10.15
Heska Corporation
2017 Management Incentive Plan

1.     The Category Percentages for the 2017 MIP are as follows:

Title	Category Percentage
Executive Vice President-level	40.0% of base salary
Other Officers	35.0% of base salary
Directors	25.0% of base salary

2.     The Plan Allocation for the 2017 MIP is as follows:

50% on achievement of the company-wide financial objective and 50% on individual performance

3.    The Key Parameters for the 2017 MIP are as follows:

1) Pre-MIP Target Income (Pre-MIP Operating Income excluding acquisitions and related expenses and excluding development expenses specified at the Compensation Committee’s February 23, 2017 meeting) and 2) Revenue

4.     The Payout Structure for the 2017 MIP is as follows:

Pre-MIP Target Income (% MIP Goal)	Revenue (% MIP Goal)	MIP Payout (% MIP Goal)	Post-MIP Target Income
$18,600K (93%)	$131,000K (92%)	$0 (0%)	$18,600K
$18,900K (94%)	$132,000K (93%)	$280K (20%)	$18,620K
$19,200K (96%)	$133,000K (94%)	$560K (40%)	$18,640K
$19,500K (97%)	$135,000K (95%)	$840K (60%)	$18,660K
$19,800K (99%)	$137,000K (97%)	$1,120K (80%)	$18,680K
$20,100K (100%)	$141,800K (100%)	$1,400K (100%)	$18,700K
$22,100K (110%)	$148,200K (105%)	$1,750K (125%)	$20,350K
$24,100K (120%)	$155,300K (110%)	$2,100K (150%)	$22,000K

There shall be no MIP Payout if Pre-MIP Target Income is less than $18,600K or Revenue is less than $131,000K. If necessary, MIP Payouts shall be determined by interpolating between MIP Payout result rows, subject to a minimum Post-MIP Target Income interpolation.

5.    MIP Payout Features:

Eligibility – To earn an MIP Payout, an MIP participant must remain an active employee of Heska Corporation or one of its affiliates through the time of payment of MIP Payouts (planned to be on February 28, 2018), excepting death, disability and Change-in-Control.

Medium of Payment – MIP Payouts are to be made in cash, although by June 15, 2017 Executive Officer participants may elect to receive up to 50% of his or her MIP Payout in stock, subject to a maximum of 3,000 shares, a maximum grant of such participant’s Incentive Target and vesting based upon MIP Payout achieved.

Maximum payout: The maximum payout to any participant shall be 200% such participant’s Incentive Target, which is calculated by multiplying such participant’s base salary by the Category Percentage applicable to such participant.